EXHIBIT 32.1

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EXHIBIT 32.1

          Certifications Pursuant to 18 U.S.C. Section 1350 As Adopted
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Adam Mauerberger, President, Chief Executive Officer, Chief Financial Officer and Treasurer of Atlantic Wine Agencies, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) the Annual Report on Form 10-KSB of the Company for the year ended March 31, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 16, 2005

/s/ Adam Mauerberger
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President, Chief Executive Officer, Chief Financial Officer and Treasurer